Filed Pursuant to Rule 424(b)(5)
Registration No. 333-262461

PROSPECTUS SUPPLEMENT
(to the Prospectus dated February 9, 2022)

33,215,334 Shares of Common Stock and
Pre-Funded Warrants to
Purchase 13,451,333 Shares of Common Stock
13,451,333 Shares of Common Stock Underlying the Pre-Funded Warrants

This is a public offering of 33,215,334 shares of our common stock, par value $0.0001 per share ("Common Stock"), at a price of $0.06 per share to investors pursuant to this prospectus supplement and the accompanying prospectus.

We are also offering those purchasers whose purchase of Common Stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of such purchaser, 9.99%) of our outstanding shares of Common Stock immediately following the consummation of this offering, pre-funded warrants to purchase 13,451,333 shares of our Common Stock in lieu of shares of Common Stock. The purchase price of each pre-funded warrant is equal the price per share at which shares of Common Stock are being sold to the public in this offering, minus $0.001, and the exercise price of each pre-funded warrant will equal $0.001 per share of Common Stock. This prospectus supplement also relates to the offering of the shares of Common Stock issuable upon the exercise of such pre-funded warrants.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “PHUN.” The last reported sales price of our Common Stock on the Nasdaq Capital Market on December 7, 2023 was $0.0907 per share.

There is no established public trading market for the pre-funded warrants, and we do not expect a market to develop. We do not intend to apply for a listing of the pre-funded warrants on any national securities exchange. Without an active trading market, the liquidity of the pre-funded warrants will be limited.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page S-7 of this prospectus supplement, as well as those in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus. You should carefully read and consider these risk factors before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We have retained Roth Capital Partners to act as our exclusive placement agent (the “placement agent”) in connection with this offering. The placement agent has agreed to use reasonable best efforts to solicit offers to purchase the securities in this offering. The placement agent has no obligation to purchase any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. Because there is no minimum offering amount required as a condition to closing in this offering the actual public offering amount, placement agent’s fee, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above and throughout this prospectus supplement. We have agreed to pay the placement agent the fee set forth in the table below.

	Per Share	Per Pre-Funded Warrant	Total
Public offering price	$0.06	$0.059	$2,786,548.69
Placement agent fees (1)	$0.0042	$0.0041	$195,058.41
Proceeds to Phunware, Inc., before expenses	$0.0558	$0.0549	$2,591,490.28

(1)    Represents a cash fee equal to 7.0% of the aggregate purchase price paid by investors in this offering. In addition, we have agreed to reimburse the placement agent for certain expenses of the offering. We refer you to “Plan of Distribution” in this prospectus supplement for additional information regarding placement agent's compensation.

Delivery of the securities being offered pursuant to this prospectus supplement and the accompanying prospectus is expected to be made on or about December 11, 2023.

Sole Placement Agent

Roth Capital Partners

The date of this prospectus supplement is December 7, 2023

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which contains specific information about the terms on which we are offering and selling our securities and important business information about us. The second part is the accompanying prospectus, which contains and incorporates by reference important business and financial information about us and other information about this offering. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 (File No. 333-262461) that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process.

This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement, as permitted by the rules and regulations of the SEC. For further information, we refer you to our registration statement on Form S-3, including its exhibits, of which this prospectus supplement and the accompanying prospectus form a part. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and therefore file reports and other information with the SEC. Statements contained in this prospectus supplement and the accompanying prospectus about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

You should read both this prospectus supplement and the accompanying prospectus as well as additional information incorporated by reference herein and described under "Incorporation of Certain Information by Reference" and “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus before investing in our securities.

If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The Phunware design logo and the Phunware mark appearing in this prospectus supplement and the accompanying prospectus are the property of Phunware, Inc. Trade names, trademarks and service marks of other companies that may appear in this or any future prospectus supplement are the property of their respective holders. We have omitted the ® and ™ designations, as applicable, for the trademarks used in this prospectus supplement and the accompanying prospectus.

In this prospectus supplement, unless the context otherwise requires, references to “we,” “us,” “our,” “our company,” the “Company,” or “Phunware” refer to Phunware, Inc. and its subsidiaries.

This prospectus supplement contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read “Cautionary Note Regarding Forward-Looking Statements” and "Risk Factors”.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this prospectus supplement, the accompanying prospectus or incorporated herein by reference, including statements regarding our future results of operations and financial position, business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus supplement and the accompanying prospectus are based upon our current expectations and beliefs concerning future developments and their potential effects upon us. These statements are based on various assumptions and on the current expectations of management and are not predictions of actual performance, nor are these statements of historical facts. These statements are subject to a number of risks and uncertainties regarding our business, and actual results may differ materially. These risks and uncertainties include, but are not limited to, our continued operating and net losses in the future; our need for additional capital for our operations and to fulfill our business plans; changes in the business environment in which we operate, including inflation and interest rates, and general financial, economic, regulatory and political conditions affecting the industry in which we operate; adverse litigation developments; inability to refinance existing debt on favorable terms; changes in taxes, governmental laws, and regulations; competitive product and pricing activity; difficulties of managing growth profitably; the loss of one or more members of our management team; uncertainty as to the long-term value of our Common Stock; the risks discussed in the Annual Report on Form 10-K for the year ended December 31, 2022 under the heading “Risk Factors,” as updated from time to time by the Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents we file from time to time with the SEC.

There may be additional risks that we presently know or that we currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements provide our expectations, plans or forecasts of future events and views as of the date of this communication. We anticipate that subsequent events and developments will cause our assessments to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our assessments as of any date subsequent to the date of this communication.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement. This summary does not contain all of the information you should consider before investing in our securities. Before you decide to invest in our securities, you should carefully read the prospectus supplement and the accompanying prospectus, including the section titled “Risk factors” contained in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement. You should also carefully read the information incorporated by reference into this prospectus supplement and the accompanying prospectus, including our consolidated financial statements, and the exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

Overview

We offer a fully integrated software platform for mobile that provides companies the services, products, and solutions necessary to engage, manage and monetize their mobile application portfolios and audiences at scale. According to eMarketer, US adults spent on average over four hours daily on mobile internet, of which approximately 90% of that time is spent in mobile apps (versus mobile web). Given this reality, brands must establish a strong identity on mobile, especially on devices and platforms specific to the Apple iOS and Google Android operating systems and ecosystems. Phunware helps brands define, create, launch, promote, monetize and scale their mobile identities as a means to anchor the consumer journey and improve brand interactions. Our location-based software-as-a-service platform provides the entire mobile lifecycle of applications through one procurement relationship.

Our platform allows for the licensing and creation of category-defining mobile experiences for brands and their application users worldwide. Since our founding in 2009, we have amassed a database of proprietary Phunware IDs. Phunware IDs are unique identifiers assigned to a mobile device when it becomes first visible across our network of mobile application portfolios. We measure and accumulate Phunware IDs through queries that count unique devices that access our mobile application portfolio across our network of mobile applications that we have developed and/or support.

Founded in 2009, we are incorporated in the state of Delaware headquartered in Austin, Texas.

Business Model

Our business model includes a combination of service, subscription and media transaction offerings that enable customers to engage, manage and monetize their mobile application portfolios throughout the mobile application lifecycle, which occurs in four phases:

•Strategize — We help brands define the application experience and determine the operating systems, feature sets and use cases they want their mobile application to support.
•Create — We help brands build, buy or lease their application portfolio.
•Launch — We help brands launch their applications and build their mobile audience.
•Engage, Monetize and Optimize — We help brands activate, monetize and optimize their mobile application portfolios.

Our product and service offerings include cloud-based recurring software license subscriptions, with terms ranging from one to three years, application development and support services, and application transaction-based media. Although a majority of our product and service offerings have been sold utilizing an internal sales team, we have also sold and continue to sell our product and service offerings through various sales partners.

We envision a future in which consumers own, control and are rewarded for the use of their personal data and information. In 2019, we launched a dual token structure in conjunction with the commencement of the offering PhunToken. In 2018, we began offering rights to future issuances of PhunCoin. The dual-token economy both empowers consumers and re-imagines how brands engage with audiences by creating a blockchain-enabled data exchange that recognizes the value of data and consumer engagement. PhunCoin is intended to be the “Value of Data” that empowers consumers to take control of and be compensated for their data. PhunToken is intended to act as the “Value of Engagement” that empowers consumers to monetize their digital activity and the data they share with brands.

We will continue to pursue a direct to consumer selling strategy, while also investing in sales partner relationships.

Our Products and Services

Our mobile software subscriptions and services, application transaction solutions and hardware product offerings include the following:

•Cloud-based mobile software licenses in Software Development Kits (“SDKs”) form utilized inside mobile applications for the following:
•Analytics (SDK that provides data related to application use and engagement),
•Content Management (SDK that allows application admins to create and manage app content in a cloud-based portal),
•Alerts, Notifications & Messaging (SDK that enables brands to send messages to app users through the app),
•Marketing Automation (SDK that enables location-triggered messages and workflow);
•Advertising (SDK that enables in-app audience monetization); and
•Location-Based Services (module that include Mapping, Navigation, Way finding, Workflow, Asset Management and Policy Enforcement);
•Integration of our SDK licenses into existing applications maintained by our customers, as well as custom application development and support services.

•Cloud-based vertical solutions, which are off-the-shelf, iOS- and Android-based mobile application portfolios, solutions and services that address: the patient experience for healthcare, the shopper experience for retail, the fan experience for sports, the traveler experience for aviation, the luxury resident experience for real estate, the luxury guest experience for hospitality, the student experience for education and the generic user experience for all other verticals and applications

•Application transactions, including re-occurring and one-time transactional media purchases for application discovery, user acquisition and audience building, audience engagement and audience monetization.

Recent Developments

Nasdaq Notice of Failure to Comply with Continued Listing Standards

On April 13, 2023, we received a notice from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company was not in compliance with the $1.00 minimum Bid Price Requirement for continued listing on Nasdaq under Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Requirement”) because the bid price of our Common Stock on the Nasdaq Capital Market had closed below $1.00 per share for the previous 30 consecutive business days. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we were provided a period of 180 calendar days, or until October 10, 2023, to regain compliance with the Bid Price Requirement. On October 12, 2023, the Company received a letter from Nasdaq advising that the Company had been granted a 180-day extension to April 8, 2024, to regain compliance with the Bid Price Requirement in accordance with Nasdaq Listing Rule 5810(c)(3)(A). Although Nasdaq has granted us until April 8, 2024, to regain compliance with the Bid Price Requirement, there can be no assurance that we will regain such compliance and Nasdaq could make a determination to delist our Common Stock. If the Company cannot regain compliance during the Compliance Period or any subsequently granted compliance period, our Common Stock will be subject to delisting. At that time, the Company may appeal the delisting determination to a Nasdaq hearings panel. The notice from Nasdaq has no immediate effect on the listing of our Common Stock and our Common Stock will continue to be listed on The Nasdaq Capital Market under the symbol “PHUN.” The Company is currently evaluating its options for regaining compliance, including the submission of a proposal to our stockholders for approval of a reverse stock split at our annual meeting of stockholders.
Lyte Technology
On November 1, 2023, we announced the suspension of our Lyte Technology operations. The suspension is expected to relieve strain on the Company's cash burn, while realigning emphasis on our software solutions, and exploring additional monetization of our intellectual property, as well as our goal to complete our blockchain ecosystem. We expect to incur cash charges related to the shutdown of between $0.2 million to $0.4 million, a substantial portion of which will be allocated to our efforts to negotiate a buyout of the real estate facilities utilized for the Lyte segment. We may also incur non-cash charges related to impairment of intangibles and inventory.

Lincoln Park Capital

From the period of October 1, 2023 through the date of this prospectus supplement, we issued 6,492,778 shares of our Common Stock to Lincoln Park Capital Fund, LLC ("Lincoln Park") pursuant to a stock purchase agreement for aggregate net proceeds of $0.9 million.

2022 Promissory Note Conversions

From the period of October 1, 2023 through the date of this prospectus supplement, we issued 7,023,920 shares of Common Stock to Streeterville Capital, LLC ("Streeterville"), the holder of our amended 2022 Promissory Note pursuant to conversions elected by the holder, which amounted to payments of $0.9 million of principal thereunder. In October 2023, the holder of our amended 2022 Promissory Note granted the Company a forbearance with respect to the cash payment due to satisfy the Minimum Outstanding Balance Reduction Amount for the month of October 2023. The cash amount of the forbearance was approximately $0.2 million.

The Company entered into an Acknowledgement and Agreement effective December 5, 2023 with Streeterville pursuant to which the parties (a) memorialized Streeterville’s (1) waiver of the Company’s obligations to satisfy minimum balance reduction requirements in cash for each of October 2023 and November 2023 under the 2022 Promissory Note, and (2) agreement to waive such requirements for December 2023 and agreement to consider in good faith if and when requested by the Company waiving such requirements for January 2024, February 2024 and March 2024 (each, a "Specified Month"), in each case with respect to any outstanding portion of the minimum balance reduction requirements for each and any Specified Month remaining after giving effect to any exercise of limited conversion rights by Streeterville ("Limited Conversion Rights") during such Specified Month so as to allow Borrower to defer paying the amount of any such minimum balance reduction requirements in cash for and during each such Specified Month; and (b) Streeterville agreed to not exercise its Limited Conversion Rights during the period from and including the date of closing of this offering (such date, the "Securities Purchase Closing Date"), through and including the date which is sixty (60) days following the Securities Purchase Closing Date. As consideration for the Acknowledgement and Agreement, the Company agreed to pay to Streeterville a fee in an amount equal to 7.5% of, and added to the outstanding balance of the 2022 Promissory Note, which we expect to be approximately $345,000.

Sales Agreement

From the period of October 1, 2023 through the date of this prospectus supplement, we issued 1,040,613 shares of our Common Stock under an At Market Issuance Sales Agreement with H.C. Wainwright and Co., LLC ("Wainwright") for aggregate net cash proceeds of $0.2 million.

Additional Information

For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference in this prospectus supplement and the accompanying prospectus. For instructions on how to find copies of these documents, see "Incorporation of Certain Information by Reference" and "Where You Can Find More Information.”

Corporate Information

The mailing address and telephone number of the Company are:

Phunware Inc.
1002 West Avenue
Austin, Texas 78701
(512) 693-4199

THE OFFERING

The summary set forth below describes the principal terms of this offering. Certain of the terms described below are subject to important limitations and exceptions.

Common Stock offered by us	We are offering 33,215,334 shares of our Common Stock.
Pre-funded warrants offered by us:
We are also offering in lieu of shares of our Common Stock to certain investors, pre-funded warrants to purchase 13,451,333 shares of our Common Stock. The purchase price of each pre-funded warrant will equal the price per share of our Common Stock at which the shares of our Common Stock are being sold to the public in this offering, minus $0.001, and the exercise price of each pre-funded warrant will equal $0.001 per share. Each pre-funded warrant will be immediately exercisable from the date of issuance until fully exercised, subject to a beneficial ownership limitation. See “Description of Pre-Funded Warrants.” This prospectus supplement also relates to the shares of our Common Stock issuable upon the exercise of any pre-funded warrants sold in this offering. For each pre-funded warrant we sell, the number of shares of Common Stock we are offering will be decreased on a one-for-one basis. We do not intend to apply for a listing of the pre-funded warrants on any national securities exchange.

Offering price:	The public offering price is $0.06 per share of Common Stock and $0.059 per pre-funded warrant.
Common Stock to be outstanding immediately after this offering (1)	192,265,698 shares, assuming all of the pre-funded warrants issued in this offering are exercised.
Use of proceeds
We currently expect to use the net proceeds from this offering for working capital and general corporate purposes, including expansion of our product initiatives, such as monetizing our patent portfolio, PhunCoin and PhunToken. We may also fund strategic opportunities that may present themselves from time to time but do not have any pending at this time. See "Use of Proceeds."

Nasdaq Capital Market ticker symbol	Our Common Stock is listed on The Nasdaq Capital Market under the symbol “PHUN.” We do not intend to list the pre-funded warrants on the Nasdaq Capital Market or any other national securities exchange or nationally recognized trading system
Risk Factors
An investment in our company involves a high degree of risk. See "Risk Factors" beginning on page S-8 of this prospectus supplement and the other information in or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion on the factors you should consider before making an investment decision.

(1) The number of shares of Common Stock to be outstanding after this offering is based on 145,599,031 shares of our Common Stock outstanding as of December 7, 2023, which excludes the following as of such date:

•730,879 shares of Common Stock reserved for issuance upon the exercise of outstanding options granted under our 2009 Equity Incentive Plan with a weighted average exercise price of $0.79 per share;
•125,000 shares of Common Stock reserved for issuance upon the exercise of outstanding options granted under our 2018 Equity Incentive Plan with a weighted average exercise price of $1.14 per share;
•5,965,779 shares of Common Stock issuable upon vesting of outstanding restricted stock units granted under our various equity compensation plans;

•3,472,425 shares of Common Stock reserved for future issuance under our 2018 Equity Incentive Plan and 2022 Inducement Plan;
•1,520,745 shares of Common Stock reserved for issuance under our 2018 Employee Stock Purchase Plan;
•3,443,844 shares of Common Stock issuable upon exercise of outstanding warrants with a weighted average exercise price of $11.50 per share;
•Up to 970,731,686 shares of Common Stock at an offering price of $0.0907 per share, which was the last reported sale price of our Common Stock on the Nasdaq Capital Market on December 7, 2023, issuable pursuant to our At Market Issuance Sales Agreement with Wainwright; and
•Up to 319,976,802 shares of Common Stock at an offering price of $0.0907 per share, which was the last reported sale price of our Common Stock on the Nasdaq Capital Market on December 7, 2023, issuable to Lincoln Park pursuant to a stock purchase agreement.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully all the information we have included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the information under the caption “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, as modified by our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other SEC filings we make with the SEC. In addition, you should carefully consider the supplemental risk factors described below related to this offering and an investment in our securities. If any of these risks actually occurs, our business, financial condition, results of operations and cash flow could be seriously harmed. This could cause the trading price of our securities offered hereby to decline, resulting in a loss of all or part of your investment.

Risks Related to this Offering

We have a history of losses, we expect to continue to incur losses and we may not achieve or sustain profitability in the future.

We have incurred significant losses in each fiscal year since our inception. We experienced a consolidated net loss for the years ended December 31, 2022 and December 31, 2021 and the nine months ended September 30, 2023 and September 30, 2022 in the amount of $29.8 million and $40 million, respectively. These losses were due to both a decline in platform revenue in 2021 and 2022, as compared to previous years, losses related to our digital asset holdings and the substantial investments we made to build our products and services, grow and maintain our business, acquire customers and service our various debt obligations. You should not consider our historical revenue levels or operating expenses prior to recent periods as indicative of our future performance. Key elements of our growth strategy include acquiring new customers and continuing to innovate and expand our product offerings. As a result, our operating expenses may continue to increase in the future due to expected increased sales and marketing expenses, operating costs, research and development costs and general and administrative costs and, therefore, our operating losses may continue or even potentially increase for the foreseeable future. In addition, as a public company we incur significant legal, accounting and other expenses, including, but not limited to additional costs in resolving our existing legal matters. Furthermore, to the extent that we are successful in increasing our customer base, we may also incur increased expenses because costs associated with generating and supporting customer agreements are generally incurred up front. Revenue recognition may not occur during the same the same period in which we incur costs associated with our agreements. Our efforts to grow our business may be costlier than we expect and we may not be able to increase our revenue enough to offset our higher operating expenses. We may incur significant losses in the future for many reasons, including the other risks described in this prospectus supplement and unforeseen expenses, difficulties, complications and delays and other unknown events. You should not rely upon future bookings we may announce or revenue growth as indicative of our future performance. We cannot assure you that we will reach profitability in the future or at any specific time in the future or that, if and when we do become profitable, we will sustain profitability. If we are ultimately unable to generate sufficient revenue to meet our financial targets, become profitable and have sustainable positive cash flows, investors could lose their investment.

Our consolidated financial statements include an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern.

The notes accompanying our consolidated financial statements contain an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern due to our recurring losses from operations and substantial decline in our working capital. If we are unsuccessful in our efforts to raise outside financing, we may be required to significantly reduce or cease operations. The report of our independent registered public accounting firm on our audited financial statements for the year ended December 31, 2022 included a "going concern" explanatory paragraph.

We may use the shelf registration statement on Form S-3 of which this prospectus supplement forms a part to offer from time to time any combination of Common Stock, preferred stock, warrants and units. Contained therein, is a prospectus supplement in which we may sell up to $100 million of our Common Stock in an “at the market" offering pursuant to a sales agreement we entered into with H.C. Wainwright & Co., LLC on January 31,

2022. As of the date of this prospectus supplement, a total of $88.0 million of shares of our Common Stock remains issuable pursuant to the sales agreement.

There can be no assurance that we will be able to raise sufficient additional capital on acceptable terms or at all. A “going concern” qualification could impair our ability to finance our operations through the sale of equity, to incur debt or to pursue other financing alternatives. Our ability to continue as a going concern will depend upon the availability and terms of future funding, growth in revenue, improved operating margins and our ability to profitably meet our after-sale service,

We may not be able to maintain the listing of our Common Stock on Nasdaq, which could adversely affect our liquidity and the trading volume and market price of our Common Stock and decrease or eliminate your investment.

On April 13, 2023, we received a letter from Nasdaq notifying us that we were no longer in compliance with the $1.00 minimum Bid Price Requirement for continued listing on Nasdaq under Nasdaq Listing Rule 5550(a)(2). On October 12, 2023, the Company received a letter from Nasdaq advising that the Company had been granted a 180-day extension to April 8, 2024, to regain compliance with the Bid Price Requirement in accordance with Nasdaq Listing Rule 5810(c)(3)(A). Although Nasdaq has granted us until April 8, 2024, to regain compliance with the Bid Price Requirement, there can be no assurance that we will regain such compliance and Nasdaq could make a determination to delist our Common Stock.

Any delisting determination by Nasdaq could seriously decrease or eliminate the value of an investment in our Common Stock and other securities linked to our Common Stock. While a listing on an over-the-counter exchange could maintain some degree of a market in our Common Stock, we could face substantial material adverse consequences, including, but not limited to, the following: limited availability for market quotations for our Common Stock; reduced liquidity with respect to and decreased trading prices of our Common Stock; a determination that shares of our Common Stock are “penny stock” under the Securities and Exchange Commission rules, subjecting brokers trading our Common Stock to more stringent rules on disclosure and the class of investors to which the broker may sell the Common Stock; limited news and analyst coverage for our Company, in part due to the “penny stock” rules; decreased ability to issue additional securities or obtain additional financing in the future; and potential breaches under our agreements with current or prospective stockholders, strategic investors and lenders. The perception among investors that we are at heightened risk of delisting could also negatively affect the market price of our securities and trading volume of our Common Stock.

Management has broad discretion over the use of the proceeds from this offering. We may use the proceeds of this offering in ways that do not improve our operating results or the market value of our Common Stock.

Our management will have broad discretion as to the application of the net proceeds of this offering and could use them for purposes other than those contemplated at the time of the offering. We currently intend to use the net proceeds from this offering for working capital and general corporate purchases, including expansion of our product initiatives, such as monetizing our patent portfolio, PhunCoin and PhunToken. Our allocations may change in response to a variety of unanticipated events, such as differences between our expected and actual revenues from operations, unexpected expenses or expense overruns or unanticipated opportunities requiring cash expenditures. We will also have significant flexibility as to the timing and use of the net proceeds. As a result, investors will not have the opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use the net proceeds. You will rely on the judgment of our management with only limited information about their specific intentions regarding the use of proceeds. We may spend most of the net proceeds of this offering in ways which you may not agree with. If we fail to apply these funds effectively, our business, results of operations and financial condition may be materially and adversely affected.

You will experience immediate and substantial dilution in the net tangible book value per share of the Common Stock or pre-funded warrants you purchase in this offering.

Since the price per share of our Common Stock or the value of our pre-funded warrants being offered is substantially higher than the net tangible book value per share of our Common Stock, you will suffer substantial dilution in the net tangible book value of the Common Stock you purchase in this offering (or may acquire upon exercise of a pre-funded warrant, as applicable). Based on the offering price of $0.06 per share, if you purchase shares of Common Stock or pre-funded warrants in this offering, you will suffer immediate and substantial dilution of approximately $0.10 per share in the net tangible book value of the Common Stock. See the section titled “Dilution” in this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase Common Stock or pre-funded warrants in this offering. In addition, we have a significant number of restricted stock units, stock options and warrants outstanding. To the extent that outstanding stock options or warrants have been or may be exercised or shares issued upon the vesting of restricted stock units or other shares issued, you may experience further dilution.

Investors in this offering may experience future dilution as a result of this and future securities offerings.

In order to raise additional capital, we may in the future offer additional shares of Common Stock or other securities convertible into or exchangeable for our Common Stock. Investors purchasing other securities of ours in the future could obtain rights superior to those of existing investors, and the price per share at which we sell additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock in future transactions may be higher or lower than the price of the securities.

The offering price was set by our Board of Directors and does not necessarily indicate the actual or market value of our Common Stock.

Our Board of Directors approved the offering price and other terms of this offering after considering, among other things: the number of shares authorized in our certificate of incorporation; the current market price of our Common Stock; trading prices of our Common Stock over time; the volatility of our Common Stock; our current financial condition and the prospects for our future cash flows; the availability of and likely cost of capital of other potential sources of capital; and market and economic conditions at the time of the offering. The offering price is not intended to bear any relationship to the book value of our assets or our past operations, cash flows, losses, financial condition, net worth or any other established criteria used to value securities. The offering price may not be indicative of the fair value of the Common Stock.

There is no public market for the pre-funded warrants.

There is no established public trading market for the pre-funded warrants in this offering, and we do not expect a market to develop. In addition, the pre-funded warrants are not listed, and we do not intend to apply for listing of the pre-funded warrants on any securities exchange or trading system. Without an active market, the liquidity of the pre-funded warrants is limited, and investors may be unable to liquidate their investments in the pre-funded warrants.

We will not receive any meaningful amount of additional funds upon the exercise of the pre-funded warrants.

Each pre-funded warrant will be exercisable until it is fully exercised and by means of payment of the nominal cash purchase price upon exercise or by means of a “cashless exercise” according to a formula set forth in the pre-funded warrant. Accordingly, we will not receive any meaningful additional funds upon the exercise of the pre-funded warrants.

A pre-funded warrant does not entitle the holder to any rights as Common Stockholders until the holder exercises the pre-funded warrant for shares of our Common Stock.

Until you acquire shares of our Common Stock upon exercise of your pre-funded warrants, the pre-funded warrants will not provide you any rights as a Common Stockholder. Upon exercise of your pre-funded warrants, you will be entitled to exercise the rights of a Common Stockholder only as to matters for which the record date occurs on or after the exercise date.

Significant holders or beneficial holders of shares of our Common Stock may not be permitted to exercise the pre-funded warrants they hold.

A holder of the pre-funded warrants will not be entitled to exercise any portion of any pre-funded warrant that, upon giving effect to such exercise, would cause (i) the aggregate number of shares of our Common Stock beneficially owned by such holder (together with its affiliates and other attribution parties) to exceed 4.99% of the number of shares of our Common Stock immediately after giving effect to the exercise subject to certain limited adjustments provided for in the pre-funded warrants; or (ii) the combined voting power of our securities beneficially owned by such holder (together with its affiliates) to exceed 4.99% of the combined voting power of all of our securities outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. As a result, a holder may not be able to exercise its pre-funded warrants for shares of our Common Stock at a time when it would be financially beneficial for the holder to do so. In such a circumstance, the holder could seek to sell its pre-funded warrants to realize value, but the holder may be unable to do so in the absence of an established trading market. See “Description of Pre-Funded Warrants.”

The pre-funded warrants in this offering are speculative in nature.

The pre-funded warrants in this offering do not confer any rights of Common Stock ownership on its holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of Common Stock at a fixed price, as the case may be, and, with respect to the pre-funded warrants, during a fixed period of time. Specifically, commencing on the date of issuance, holders of the pre-funded warrants may exercise their right to acquire Common Stock and pay an exercise price of $0.001 per share at any time until the pre-funded warrants are exercised in full.

Moreover, following this offering, the market value of the pre-funded warrants, if any, is uncertain and there can be no assurance that the market value of the pre-funded warrants will equal or exceed their imputed offering price.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately $2.5 million, after deducting estimated the Placement Agent’s fees and estimated offering expenses payable by us, and excluding the proceeds, if any, from the exercise of pre-funded warrants issued pursuant to this offering.

We presently intend to use the net proceeds from this offering for working capital and general corporate purposes, including expansion of our product initiatives, such as monetizing our patent portfolio, PhunCoin and Phuntoken. In addition, we may fund strategic opportunities that may present themselves from time to time but do not have any pending at this time.

The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. As a result, our management will have broad discretion regarding the timing and application of the net proceeds from this offering.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

The following is a brief summary of certain terms and conditions of the securities being offered in this offering and does not purport to be a complete description of the rights and obligation of the parties thereunder.

Common Stock

The material terms and provisions of our Common Stock and each other class of our securities that qualifies or limits our Common Stock are described in the section entitled “Description of the Securities that May Be Offered” beginning on page 7 of the accompanying prospectus.

Our authorized capital stock consists of 1,000,000,000 shares of Common Stock, par value $0.0001 per share, and 100,000,000 shares of Preferred Stock, par value $0.0001 per share.

Description of Pre-Funded Warrants

The material terms and provisions of the pre-funded warrants being issued in this offering are summarized below. The following description is subject to, and qualified in its entirety by, the form of pre-funded warrant, which will be included as an exhibit to a Current Report on Form 8-K that we will file with the SEC and that will be incorporated by reference into this prospectus supplement and the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions set forth in the form of pre-funded warrant.

We are offering pre-funded warrants to purchasers whose purchase of Common Stock in this offering would result in the purchase, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of such purchaser, 9.99%) of our outstanding Common Stock following the consummation of this offering, may purchase, in lieu of shares of Common Stock, pre-funded warrants to purchase shares of our Common Stock at a public offering price equal to the price per share being sold to the public in this offering minus $0.001. Each pre-funded warrant has a per share exercise price of $0.001. Thus, the purchaser is essentially paying the purchase price for a share of Common Stock at closing of the offering, but is not deemed to beneficially own the shares of Common Stock until the purchaser exercises the pre-funded warrant. Once purchased, the purchase price of the pre-funded warrants is not refundable. While the pre-funded warrants permit waiver of provisions by us and the holder of the pre-funded warrants, this would not affect the pre-funding as that is the purchase price of the instrument which is paid at the time of closing and becomes part of our proceeds received from this offering. In addition, the pre-funded warrants are perpetual and do not have an expiration date.

Exercise Price. The initial exercise price is $0.001 per share of Common Stock. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock.

Exercisability. The pre-funded warrants will be immediately exercisable and may be exercised at any time until the pre-funded warrants are exercised in full. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise. If a registration statement registering the issuance of the shares of Common Stock underlying the pre-funded warrants under the Securities Act of 1933, as amended, is not then effective or available, the holder may only exercise the pre-funded warrant through a cashless exercise, in whole or in part, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the pre-funded warrant. No fractional shares of Common Stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Exercise Limitation. A holder will not have the right to exercise any portion of the pre-funded warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice to us.

Transferability. Subject to applicable laws, the pre-funded warrants may not be offered for sale, sold, transferred or assigned without our consent. There is currently no trading market for the pre-funded warrants and a trading market is not expected to develop.

Fundamental Transactions. In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, or our consolidation or merger with or into another person, the holders of the pre-funded warrants will instead be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction.

Exchange Listing. We do not plan to apply to list the pre-funded warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

Rights as a Stockholder. Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holder of a pre-funded warrant does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the pre-funded warrant.

DILUTION

If you invest in our securities in this offering, you will experience immediate and substantial dilution to the extent of the difference between the public offering price of our Common Stock or the value of our pre-funded warrants and the pro forma net tangible book value per share of our Common Stock immediately after the offering.

Our net tangible book value per share is determined by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of Common Stock outstanding. The net tangible book value of our Common Stock as of September 30, 2023 was approximately $(12,199,000), or $(0.09) per share. The pro forma net tangible book value of our Common Stock as of September 30, 2023 was approximately $(10,187,804), or $(0.07) per share, based on 145,599,031 shares of Common Stock outstanding as of September 30, 2023 and after giving effect to (i) the issuance of 2,486,076 shares of Common Stock issued pursuant to vesting provisions of stock awards granted to employees and service providers; (ii) the issuance of 6,492,778 shares of Common Stock to Lincoln Park pursuant to a stock purchase agreement for aggregate net proceeds of $0.9 million; (iii) the issuance of 7,023,920 shares of Common Stock to the holder of our amended 2022 Promissory Note pursuant to conversions by the holder, which amounted to payments $0.9 million of principal thereunder; and (iv) the issuance of 1,040,613 shares of Common Stock under an At Market Issuance Sales Agreement with Wainwright for aggregate net cash proceeds of $0.2 million.

After giving further effect to our sale in this offering of shares of our Common Stock at the public offering price of $0.06 per share and after deducting the placement agent fees and our estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of September 30, 2023 would have been approximately $(0.04) per share of Common Stock. This represents an immediate increase in pro forma net tangible book value of $0.03 per share to existing stockholders and immediate dilution in pro forma net tangible book value of $0.10 per share to new investors purchasing our Common Stock in this offering at the public offering price. The following table illustrates this dilution on a per share basis:

Public offering price per share		$0.06
Historical net tangible book value per share as of September 30, 2023	$(0.09)
Pro forma adjustment related to Common Share issuances described above	$0.02
Pro forma net tangible book value per share as of September 30, 2023	$(0.07)
Increase in pro forma net tangible book value per share attributable to this offering	$0.03
Pro forma as adjusted net tangible book value per share after this offering		$(0.04)
Dilution per share to new investors		$0.10

The above discussion and table are based on 145,599,031 shares of our Common Stock outstanding on a pro forma basis as of September 30, 2023, which excludes as of such date:

•730,879 shares of Common Stock reserved for issuance upon the exercise of outstanding options granted under our 2009 Equity Incentive Plan with a weighted average exercise price of $0.79 per share;
•125,000 shares of Common Stock reserved for issuance upon the exercise of outstanding options granted under our 2018 Equity Incentive Plan with a weighted average exercise price of $1.14 per share;
•5,965,779 shares of Common Stock issuable upon vesting of outstanding restricted stock units granted under our various equity compensation plans;
•3,472,425 shares of Common Stock reserved for future issuance under our 2018 Equity Incentive Plan and 2022 Inducement Plan;
•1,520,745 shares of Common Stock reserved for issuance under our 2018 Employee Stock Purchase Plan;
•3,443,844 shares of Common Stock issuable upon exercise of outstanding warrants with a weighted average exercise price of $11.50 per share;
•Up to 970,731,686 shares of Common Stock at an offering price of $0.0907 per share, which was the last reported sale price of our Common Stock on the Nasdaq Capital Market on December 7, 2023, issuable pursuant to our At Market Issuance Sales Agreement with Wainwright; and

•Up to 319,976,802 shares of Common Stock at an offering price of $0.0907 per share, which was the last reported sale price of our Common Stock on the Nasdaq Capital Market on December 7, 2023, issuable to Lincoln Park pursuant to a stock purchase agreement.

The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options to purchase our Common Stock or outstanding warrants to purchase shares of our Common Stock. To the extent that any of these outstanding options or warrants are exercised or we issue additional shares under our equity incentive plans, there will be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF OUR COMMON STOCK OR PRE-FUNDED WARRANTS

The following discussion is a summary of certain U.S. federal income tax considerations applicable to non-U.S. holders (as defined below) with respect to their ownership and disposition of shares of our Common Stock and pre-funded warrants issued pursuant to this offering. For purposes of this discussion, a non-U.S. holder means a beneficial owner of our Common Stock or pre-funded warrants that is for U.S. federal income tax purposes:

•a nonresident alien individual;
•a foreign corporation or any other foreign organization taxable as a corporation for U.S. federal income tax purposes; or
•a foreign estate or trust, the income of which is not subject to U.S. federal income tax on a net income basis.

This discussion does not address the tax treatment of partnerships or other entities that are pass-through entities for U.S. federal income tax purposes or persons that hold their Common Stock or pre-funded warrants through partnerships or other pass-through entities. A partner in a partnership or other pass-through entity that will hold our Common Stock or pre-funded warrants should consult his, her or its tax advisor regarding the tax consequences of acquiring, holding and disposing of our Common Stock or pre-funded warrants through a partnership or other pass-through entity, as applicable.

This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, existing and proposed U.S. Treasury Regulations promulgated thereunder, current administrative rulings and judicial decisions, all as in effect as of the date of this prospectus and, all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any such change or differing interpretation could alter the tax consequences to non-U.S. holders described in this prospectus. There can be no assurance that the Internal Revenue Service, which we refer to as the IRS, will not challenge one or more of the tax consequences described herein, and we have not obtained nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences to a non-U.S. holder of the ownership or disposition of our Common Stock or pre-funded warrants. We assume in this discussion that a non-U.S. holder holds shares of our Common Stock or prefunded warrants as a capital asset within the meaning of Section 1221 of the Code, which generally consists of property held for investment.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances, nor does it address any estate or gift tax, U.S. state, local or non-U.S. taxes, the alternative minimum tax, the Medicare tax on net investment income, the rules regarding qualified small business stock within the meaning of Section 1202 of the Code, or any other aspect of any U.S. federal tax other than the income tax. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as:

•insurance companies;
•tax-exempt or governmental organizations;
•financial institutions;
•brokers or dealers in securities;
•regulated investment companies;
•pension plans;
•“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;
•“qualified foreign pension funds,” or entities wholly owned by a “qualified foreign pension fund”;
•persons deemed to sell our Common Stock or pre-funded warrants under the constructive sale provisions of the Code;
•persons that hold our Common Stock and/or pre-funded warrants as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment; and
•certain U.S. expatriates.

This discussion is for general information only and is not tax advice. Accordingly, all prospective non-U.S. holders of our Common Stock or pre-funded warrants should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our Common Stock or pre-funded warrants for each non-U.S. holder’s individual circumstances.

General Treatment of Pre-Funded Warrants

Although the law in this area is not completely settled, the pre-funded warrants are generally expected to be treated as shares of our common stock for U.S. federal income tax purposes and a holder of pre-funded warrants should generally be taxed in the same manner as a holder of common stock as described below. Accordingly, no gain or loss should be recognized upon the exercise of a pre-funded warrant and, upon exercise, the holding period of a pre-funded warrant should carry over to the shares of our Common Stock received upon exercise. Similarly, the tax basis of a pre-funded warrant should carry over to the shares of our Common Stock received upon exercise, increased by the exercise price (if applicable). You should discuss with your tax advisor the consequences of the acquisition, ownership and disposition of the pre-funded warrants, as well as the exercise of, certain adjustments to, and any payments in respect of the pre-funded warrants (including potential alternative characterizations). The balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes.

Distributions on our Common Stock

Distributions, if any, on our Common Stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such holder’s tax basis in the Common Stock. Any distributions in excess of the holder’s tax basis will be treated as capital gain, subject to the tax treatment described below in “Gain on sale or other taxable disposition of our Common Stock or pre-funded warrants.” Any such distributions will also be subject to the discussions below under the sections titled “Backup Withholding and Information Reporting” and “Withholding and Information Reporting Requirements-FATCA.”

Subject to the discussion in the following two paragraphs in this section, dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the U.S. and such holder’s country of residence.

Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the U.S. and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the U.S., are generally exempt from the 30% withholding tax described above if the non-U.S. holder satisfies applicable certification and disclosure requirements. However, such U.S. effectively connected income, net of specified deductions and credits, is taxed at the same U.S. federal income tax rates applicable to U.S. persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the U.S. and such holder’s country of residence.

A non-U.S. holder of our Common Stock or pre-funded warrants who claims the benefit of an applicable income tax treaty between the U.S. and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) to the applicable withholding agent and satisfy applicable certification and other requirements. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty. A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing a U.S. tax return with the IRS.

Gain on Sale or Other Taxable Disposition of our Common Stock or Pre-Funded Warrants

Subject to the discussions below under “Backup withholding and information reporting” and “Withholding and Information Reporting Requirements-FATCA,” a non-U.S. holder generally will not be subject to any U.S. federal income tax on any gain realized upon such holder’s sale or other taxable disposition of shares of our Common Stock or pre-funded warrants unless:

•the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or a fixed-base maintained by such non-U.S. holder in the U.S., in which case the non-U.S. holder generally will be taxed on a net income basis at the U.S. federal income tax rates applicable to U.S. persons (as defined in the Code) and, if the non-U.S. holder is a foreign corporation, the branch profits tax described above in “Distributions on our Common Stock” also may apply;

•the non-U.S. holder is a nonresident alien individual who is present in the U.S. for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the U.S. and such holder’s country of residence) on the net gain derived from the disposition, which may be offset by certain U.S.-source capital losses of the non-U.S. holder, if any (even though the individual is not considered a resident of the U.S.), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses; or

•we are, or have been, at any time during the five-year period preceding such sale or other taxable disposition (or the non-U.S. holder’s holding period, if shorter) a “U.S. real property holding corporation,” unless our Common Stock is regularly traded on an established securities market and the non-U.S. holder holds no more than 5% of our outstanding Common Stock and/or pre-funded warrants, directly or indirectly, actually or constructively, during the shorter of the 5-year period ending on the date of the disposition or the period that the non-U.S. holder held our Common Stock and/or pre-funded warrants. Generally, a corporation is a U.S. real property holding corporation only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. If we are a U.S. real property holding corporation, then a purchaser may be required to withhold 15% of the proceeds payable to a non-U.S. holder from a sale of our Common Stock or pre-funded warrants, and the non-U.S. holder generally will be taxed on his, her or its gain derived from the disposition of our Common Stock or pre-funded warrants at the U.S. federal income tax rates applicable to a U.S. person (as defined in the Code). Although there can be no assurance, we do not believe that we are, or have been, a U.S. real property holding corporation, or that we are likely to become one in the future. We also believe that our Common Stock is currently regularly traded on an established securities market for purposes of the rules described above, although no assurance can be provided that this will continue to be the case.

Certain Adjustments to Pre-Funded Warrants

Under Section 305 of the Code, an adjustment to the number of shares of our Common Stock that will be issued upon the exercise of the pre-funded warrants, or an adjustment to the exercise price of the pre-funded warrants, may be treated as a constructive distribution to you of the pre-funded warrants if, and to the extent that, such adjustment has the effect of increasing your proportionate interest in our earnings and profits or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our stockholders).

Lapse of Pre-Funded Warrants

If a U.S. holder allows a pre-funded warrant to expire unexercised, such U.S. holder will recognize a capital loss in an amount equal to such holder’s tax basis in pre-funded warrant. The deductibility of capital losses is subject to certain limitations.

Backup Withholding and Information Reporting

We must report annually to the IRS and to each non-U.S. holder the gross amount of the distributions on our Common Stock or pre-funded warrants paid to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. holders may have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to dividends on our Common Stock or pre-funded warrants, generally by providing an applicable IRS Form W-8. Dividends paid to non-U.S. holders subject to withholding of U.S. federal income tax, as described above in “Distributions on our Common Stock and Pre-Funded Warrants,” generally will be exempt from U.S. backup withholding.

Information reporting and backup withholding (at a 24% rate) will generally apply to the proceeds of a disposition of our Common Stock or pre-funded warrants by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies his, her or its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the U.S. through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker.

Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them. Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is filed with the IRS in a timely manner.

Withholding and Information Reporting Requirements-FATCA

Provisions of the Code commonly referred to as the Foreign Account Tax Compliance Act, or FATCA, generally impose a U.S. federal withholding tax at a rate of 30% on payments of dividends on our Common Stock or pre-funded warrants paid to a foreign entity unless (i) if the foreign entity is a “foreign financial institution,” such foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a “foreign financial institution,” such foreign entity identifies certain of its U.S. investors, if any, or (iii) the foreign entity is otherwise exempt under FATCA. Such withholding may also apply to payments of proceeds of sales or other dispositions of our Common Stock or pre-funded warrants, although under recently proposed U.S. Treasury Regulations no withholding would apply to payments of gross proceeds. The preamble to the proposed regulations specifies that taxpayers (including withholding agents) are permitted to rely on the proposed regulations pending finalization. Under certain circumstances, a non-U.S. holder may be eligible for refunds or credits of this withholding tax. An intergovernmental agreement between the U.S. and an applicable foreign country may modify the requirements described in this paragraph. Non-U.S. holders should consult their tax advisors regarding the possible implications of this legislation on their investment in our Common Stock or pre-funded warrants and the entities through which they hold our Common Stock or pre-funded warrants, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of the 30% withholding tax under FATCA.

The preceding discussion of U.S. federal income tax considerations is for general information only. It is not tax advice. Each prospective investor should consult his, her or its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, holding and disposing of our Common Stock or pre-funded warrants, including the consequences of any proposed change in applicable laws.

PLAN OF DISTRIBUTION

We are offering 46,666,667 shares of Common Stock, or pre-funded warrants in lieu thereof, for gross proceeds of approximately $2.8 million before deduction of placement agent commissions and offering expenses payable by us, in a best-efforts offering.

Placement Agent

Pursuant to a placement agent agreement dated December 7, 2023, we have engaged Roth Capital Partners, LLC, (“Roth” or the “placement agent”) to act as our exclusive placement agent in connection with this offering of securities pursuant to this prospectus supplement and accompanying prospectus. Under the terms of the placement agent agreement, the placement agent has agreed to be our exclusive placement agent, on a reasonable best-efforts basis, in connection with the issuance and sale by us of our securities in this offering. The terms of this offering will be subject to market conditions and negotiations between us, the placement agent and prospective investors. The placement agent agreement does not give rise to any commitment by the placement agent to purchase any of our securities, and the placement agent will have no authority to bind us by virtue of the placement agent agreement. Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering.

We have entered into a securities purchase agreement directly with certain institutional investors, at the investors’ option. Investors who did not enter into a securities purchase agreement will rely solely on this prospectus supplement and the accompanying prospectus in connection with the purchase of our securities in this offering.

The forms of placement agent agreement and securities purchase agreement will be included as an exhibit to a Current Report on Form 8-K that we will file with the SEC and that will be incorporated by reference into this prospectus supplement and the registration statement of which this prospectus supplement forms a part.

We will deliver the shares of Common Stock being issued to the investors electronically and will mail such investors physical pre-funded warrant certificates, upon receipt of investor funds for the purchase of the shares of Common Stock and pre-funded warrants offered pursuant to this prospectus supplement and accompanying prospectus. We expect to deliver the securities to investors on or about December 11, 2023, subject to satisfaction of customary closing conditions.

Placement Agent Fees, Commissions and Expenses

We have agreed to pay the placement agent a total cash fee equal to 7.0% cash of the gross proceeds of the offering. We will also reimburse the placement agent for out-of-pocket expenses, including up to $60,000 of legal counsel expenses. We estimate the total expenses payable by us for this offering will be approximately 0.3 million, which amount includes the placement agent’s fees and reimbursable expenses.

The following table shows the public offering price, placement agent fees and proceeds, before expenses, to us.

	Per Share	Per Pre-Funded Warrant	Total
Public offering price	$0.06	$0.059	$2,786,548.69
Placement agent fees	$0.0042	$0.0041	$195,058.41
Proceeds to Phunware, Inc., before expenses	$0.0558	$0.0549	$2,591,490.28

Right of First Refusal

We have agreed that upon the closing of this offering, for a period of six (6) months from such closing we will grant the placement agent the right of first refusal to act as sole managing underwriter and book runner and/or placement agent for any and all future public or private equity, equity-linked or debt offerings of the Company or any successor to or any subsidiary of the Company during such six (6) month period.

Fee Tail

We have also agreed to pay the placement agent a tail fee equal to the cash compensation in this offering, if any investor, who was contacted or introduced to us by the placement agent during the term of its engagement, provides us with capital in any public or private offering or other financing or capital raising transaction during the 6-month period following expiration or termination of our engagement of the placement agent.

Lock-Up Agreements

Subject to certain limited exceptions, we have agreed for a period of 60 days after the closing date of this offering not to (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of our Common Stock or other securities convertible into or exercisable or exchangeable for shares of our Common Stock or (ii) file any registration statement or amendment or supplement thereto, other than this prospectus or filing a registration statement on Form S-8 in connection with any employee benefit plan, in each case without prior written consent of the placement agent. Each of our officers and directors have agreed, for a period of 60 days after the closing of this offering, subject to certain exceptions, not to offer, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our Common Stock or other securities convertible into or exercisable or exchangeable for shares of our Common Stock without the prior written consent of the placement agent.

The placement agent may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the placement agent will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Indemnification

We have agreed to indemnify the placement agent and specified other persons against certain liabilities relating to or arising out of the placement agent’s activities under the placement agent agreement and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the
Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of Common Stock and pre-funded warrants by the placement agent acting as principal. Under these rules and regulations, the placement agent:

•may not engage in any stabilization activity in connection with our securities; and
•may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Determination of Offering Price

The actual offering price of the securities we are offering will be negotiated between us, the placement agent and the investors in the offering based on the trading of our shares of Common Stock prior to the offering, among other things. Other factors to be considered in determining the public offering price of the securities we are offering may include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the placement agent. In connection with the offering, the placement agent or selected dealers may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

Other than the prospectus in electronic format, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent in its capacity as placement agent and should not be relied upon by investors.

Certain Relationships

From time to time, the placement agent has provided and may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. The placement agent acted as our underwriter in connection with the public offering we consummated in February 2021, for which it received customary compensation. However, except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any further services.

LEGAL MATTERS

The validity of the securities being offered by this prospectus supplement will be passed upon for us by our counsel, Winstead PC, Austin, Texas. The placement agent is being represented in connection with this offering by Sullivan & Worcester LLP, New York, New York.

EXPERTS

The consolidated financial statements of Phunware, Inc. as of and for the years ended December 31, 2021 and 2022 incorporated herein by reference in this prospectus supplement, the accompanying prospectus and the registration statement of which they form a part from our Annual Report on Form 10-K have been audited by Marcum LLP, an independent registered public accounting firm, and are included in reliance upon such report given on the authority of such firm as an expert in accounting and auditing. As set forth in their report for the year ended December 31, 2022, is an explanatory paragraph describing conditions that raise substantial doubt about Phunware's ability to continue as a going concern.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement and accompanying prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. These other documents contain important information about us, our financial condition and our results of operations. The information incorporated by reference is considered to be a part of this prospectus supplement and accompanying prospectus. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus supplement and accompanying prospectus. We hereby incorporate by reference the following documents into this prospectus supplement:

●	Our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 31, 2023;
●
Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 filed with the SEC on May 12, 2023, June 30, 2023 filed with the SEC on August 14, 2023 and September 30, 2023 filed with the SEC on November 13, 2023;

●
Our Current Reports on Form 8-K (and amendments thereto as applicable) as filed with the SEC on January 6, 2023, March 23, 2023, April 14, 2023, May 11, 2023, June 2, 2023, June 8, 2023, July 20, 2023, August 2, 2023, August 10, 2023, August 23, 2023, September 8, 2023, October 4, 2023, October 17, 2023, October 23, 2023, October 26, 2023, November 7, 2023, November 9, 2023, November 22, 2023 and December 6, 2023;

●	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on November 7, 2023; and
●
The description of our Common Stock contained in our Registration Statement on Form 8-A filed with the SEC on August 18, 2016 pursuant to Section 12(b) of Exchange Act, which description has been updated most recently in the Registrant’s prospectus filed with the SEC on November 14, 2018 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-4, as amended, inclusive of any amendments or reports filed for the purpose of updating such description, including Exhibit 4.15 to our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 31, 2021.

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K), after the date of this prospectus supplement and before the termination or completion of this offering (including all such documents filed with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) shall be deemed to be incorporated by reference into this prospectus supplement from the respective dates of filing of such documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus supplement.

You may obtain any of the documents incorporated by reference in this prospectus supplement or the accompanying prospectus from the SEC through the SEC’s website at http://www.sec.gov. You may also request and we will provide, free of charge, a copy of any document incorporated by reference in this prospectus supplement or the accompanying prospectus (excluding exhibits to such document unless an exhibit is specifically incorporated by reference in the document) by visiting our investor relations website at http://investors.phunware.com or by writing or calling us at the following address or telephone number:

Phunware, Inc.
Attention: Investor Relations
1002 West Avenue
Austin, Texas 78701
investorrelations@phunware.com
(512) 394-6837

You should rely only on the information contained in, or incorporated by reference into the accompanying prospectus, this prospectus supplement, any future accompanying prospectus supplement or any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different or additional information. We are not offering to sell or soliciting any offer to buy any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus is part of the registration statement on Form S-3 that we have filed with the SEC, which registers the securities offered by this prospectus supplement and the accompanying prospectus under the Securities Act. The registration statement, including the exhibits to it, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus supplement and the accompanying prospectus.

The Company files reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read the Company’s filings with the SEC, including this prospectus supplement and the accompanying prospectus, over the internet at the SEC’s website at http://www.sec.gov.

We also make available free of charge on the Investors section of our website, http://www.phunware.com, all materials that we file electronically with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Section 16 reports and amendments to those reports as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. Information contained on our website or any other website is not incorporated by reference into, and does not constitute a part of, this prospectus supplement or the accompany prospectus.

PROSPECTUS

$200,000,000

Common Stock
Preferred Stock
Warrants
Units

We may from time to time offer and sell, in one or more offerings under this prospectus, shares of common stock, par value $0.0001 per share (the “Common Stock”), shares of preferred stock, par value $0.0001 per share (the "Preferred Stock"), warrants to purchase such shares of Common Stock (the “Warrants”) or units to purchase a combination thereof (the "Units") of Phunware, Inc. (the “Company”). The aggregate initial offering price of all securities sold under this prospectus will not exceed $200,000,000. This prospectus provides you with a general description of the securities we may offer and certain other information about the Company. We may offer the securities in amounts, at prices and on terms determined at the time of the offering.

We will provide specific terms of these offerings and securities in one or more supplements to this prospectus, which may also supplement, update or amend information contained in this document. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in any of these securities.

We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities offered by this prospectus, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement, as well as the specific terms of the plan of distribution.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “PHUN.” On February 8, 2022, the last reported sale price of the Common Stock on the Nasdaq Capital Market was $3.44 per share.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 5 of this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus. You should carefully read and consider these risk factors before you invest in our securities.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 9, 2022.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer to sell any combination of the securities described in this prospectus in one or more offerings for an aggregate offering price of up to $200,000,000. This prospectus provides you with a general description of the securities which we may offer. Each time we offer securities for sale, we will provide a prospectus supplement that contains specific information about the terms of that offering. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

The registration statement that contains this prospectus (including the exhibits thereto) contains additional important information about us and the securities we may offer under this prospectus. We may file with the SEC certain other legal documents that establish the terms of the securities offered by this prospectus as exhibits to documents or future prospectus supplements.

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement or amendment hereto. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to actual documents for complete information. All summaries are qualified in their entirety by the actual documents. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

The Phunware design logo and the Phunware mark appearing in this prospectus are the property of Phunware, Inc. Trade names, trademarks and service marks of other companies that may appear in this prospectus or any prospectus supplement are the property of their respective holders. We have omitted the ® and ™ designations, as applicable, for the trademarks used in this prospectus.

In this prospectus, unless the context otherwise requires, references to “we,” “us,” “our,” “our company,” “the Company,” or “Phunware” refer to Phunware, Inc. and its subsidiaries.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read the sections below entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this Report, including statements regarding our future results of operations and financial position, business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. These statements are based on various assumptions and on the current expectations of management and are not predictions of actual performance, nor are these statements of historical facts. These statements are subject to a number of risks and uncertainties regarding our business, and actual results may differ materially. These risks and uncertainties include, but are not limited to, our continued operating and net losses in the future; our need for additional capital for our operations and to fulfill our business plans; the effect of COVID-19; changes in the business environment in which we operate, including inflation and interest rates, and general financial, economic, regulatory and political conditions affecting the industry in which we operate; adverse litigation developments; inability to refinance existing debt on favorable terms; changes in taxes, governmental laws, and regulations; competitive product and pricing activity; difficulties of managing growth profitably; the loss of one or more members of our management team; uncertainty as to the long-term value of our Common Stock; the risks discussed in the Annual Report on Form 10-K for the year ended December 31, 2020 under the heading “Risk Factors,” as updated from time to time by the Quarterly Reports on Form 10-Q and other documents we file from time to time with the SEC. The risk factors described in these documents may not be exhaustive.

There may be additional risks that we presently know or that we currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements provide our expectations, plans or forecasts of future events and views as of the date of this communication. We anticipate that subsequent events and developments will cause our assessments to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our assessments as of any date subsequent to the date of this communication.

THE COMPANY
Overview
Phunware is a provider of the Multiscreen-as-a-Service (“MaaS”) platform, a fully integrated enterprise cloud platform for mobile that provides companies the services, products, and solutions necessary to engage, manage and monetize their mobile application portfolios and audiences at scale. According to eMarketer, US adults spent on average over four hours daily on mobile devices in 2020. Given this reality, brands must establish a strong identity on mobile, especially on devices and platforms specific to the Apple iOS and Google Android operating systems and ecosystems. Phunware helps brands define, create, launch, promote, monetize and scale their mobile identities as a means to anchor the consumer journey and improve brand interactions. Our MaaS platform provides the entire mobile lifecycle of applications through one procurement relationship.
Our MaaS platform allows for the licensing and creation of category-defining mobile experiences for brands and their application users worldwide. Since our founding in 2009, we have amassed a database of proprietary Phunware IDs. Phunware IDs are unique identifiers assigned to a mobile device when it becomes first visible across our network of mobile application portfolios. We measure and accumulate Phunware IDs through queries that count unique devices that access our mobile application portfolio across our network of mobile applications that we have developed and/or support. The data collected from our Phunware IDs contributes to our application transaction revenue product line by helping companies and brands boost campaign performance, target high-value users, maximize conversions and optimize spend.
In October 2021, we acquired Lyte Technology, Inc. ("Lyte"), a provider of high-performance computer systems to individual consumers. Total consideration for the acquisition consisted of cash and common stock of the Company valued at up to approximately $10.98 million, a portion of which is contingent upon Lyte meeting certain revenue targets.
Founded in 2009, we are incorporated in the state of Delaware.
Business Model
Our core business model includes a combination of service, subscription and media transaction offerings that enable customers to engage, manage and monetize their mobile application portfolios throughout the mobile application lifecycle, which occurs in four phases:

•Strategize — We help brands define the application experience and determine the operating systems, feature sets and use cases they want their mobile application to support.
•Create — We help brands build, buy or lease their application portfolio.
•Launch — We help brands launch their applications and build their mobile audience.
•Engage, Monetize and Optimize — We help brands activate, monetize and optimize their mobile application portfolios.
Our product and service offerings include cloud-based recurring software license subscriptions, with terms ranging from one to three years, application development and support services, and application transaction-based media. Although a majority of our product and service offerings have been sold utilizing an internal sales team, we have also sold and continue to sell our product and service offerings through various channel partners.
We envision a future in which consumers own, control and are rewarded for the use of their personal data and information. In 2019, we launched a dual token structure in conjunction with the commencement of the offering PhunToken. In 2018, we began offering rights to future issuances of PhunCoin. The dual-token economy both empowers consumers and re-imagines how brands engage with audiences by creating a blockchain-enabled data exchange that recognizes the value of data and consumer engagement. PhunCoin is intended to be the “Value of Data” that empowers consumers to take control of and be compensated for their data. PhunToken is intended to act as the “Value of Engagement” that empowers consumers to monetize their digital activity and the data they share with brands.

We expect that our acquisition of Lyte will enable us to enter the personal computer hardware market. We will continue to pursue a direct to consumer selling strategy. We intend to grow revenue and consumer base by expanding into international markets. We also believe our recent acquisition of Lyte will leverage a new distribution network for our blockchain initiatives.

Our Products and Services
Our mobile software subscriptions and services, application transaction solutions and hardware product offerings include the following:

•Cloud-based mobile software licenses in Software Development Kits (“SDKs”) form utilized inside mobile applications for the following:
•Analytics (SDK that provides data related to application use and engagement),
•Content Management (SDK that allows application admins to create and manage app content in a cloud-based portal),
•Alerts, Notifications & Messaging (SDK that enables brands to send messages to app users through the app),
•Marketing Automation (SDK that enables location-triggered messages and workflow);
•Advertising (SDK that enables in-app audience monetization); and
•Location-Based Services (module that include Mapping, Navigation, Way finding, Workflow, Asset Management and Policy Enforcement);
•Integration of our SDK licenses into existing applications maintained by our customers, as well as custom application development and support services.

•Cloud-based vertical solutions, which are off-the-shelf, iOS- and Android-based mobile application portfolios, solutions and services that address: the patient experience for healthcare, the shopper experience for retail, the fan experience for sports, the traveler experience for aviation, the luxury resident experience for real estate, the luxury guest experience for hospitality, the student experience for education and the generic user experience for all other verticals and applications

•Application transactions, including re-occurring and one-time transactional media purchases for application discovery, user acquisition and audience building, audience engagement and audience monetization; and

•Pre-packaged and custom high-end personal computer systems for gaming, streaming and cryptocurrency mining enthusiasts.
For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see "Incorporation of Certain Information by Reference" and "Where You Can Find More Information.”

Corporate Information

The mailing address and telephone number of the Company are:

Phunware Inc.
7800 Shoal Creek Boulevard
Suite 230-S
Austin, Texas 78757
(512) 693-4199

RISK FACTORS

Investing in our securities involves a high degree of risk. Please see the Risk Factors set forth in Part I, Item 1A of our most recent Annual Report on Form 10-K and Part II or our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we make with the SEC, which are incorporated herein by reference. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.

Risks Relating to Market Volatility

Future sales or issuances, or the perception of future sales or issuances, of our Common Stock may dilute the ownership interest of existing stockholders and depress the trading price of our Common Stock.

We cannot predict the effect, if any, that future sales of our Common Stock or the availability of our Common Stock for future sale will have on the market price of shares of our Common Stock. Future sales or issuances of our Common Stock may dilute the ownership interests of our existing stockholders. In addition, future sales or issuances of substantial amounts of our Common Stock may adversely impact the market price of our Common Stock and the terms upon which we may obtain additional equity financing in the future. The perception that such sales or issuances may occur could also negatively impact the market price of our Common Stock.

The price of our Common Stock may fluctuate significantly.

The market price of our Common Stock may fluctuate significantly in response to many factors, including:

•actual or anticipated variations in our operating results;
•changes in our cash flows from operations or earnings;
•additions or departures of key management personnel;
•actions by significant stockholders;
•speculation in the press or investment community;
•volatility in the cryptocurrency market, including but not limited to fluctuations in the trading price of BitCoin;
•the passage of legislation or other regulatory developments that adversely affect us or our industry;
•the realization of any of the other risk factors included in, or incorporated by reference to, this prospectus supplement or the accompanying prospectus;
•general market and economic conditions, including by not limited to the ongoing 2019 coronavirus (“COVID-19”) pandemic; and
•the effect of a potential "short squeeze" due to a sudden increase in demand for our Common Stock.

In addition, many of the factors listed above are beyond our control. These factors may cause the market price of our Common Stock to decline, regardless of our financial condition, results of operations, business or prospects. It is impossible to ensure that the market price of our Common Stock will not fall in the future.

DESCRIPTION OF SECURITIES THAT MAY BE OFFERED

The following is a summary of the rights of our securities and certain provisions of our certificate of incorporation and amended and restated bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to documents incorporated by reference to the registration statement of which this prospectus is a part.

We are a Delaware corporation. Our authorized capital stock consists of 1,000,000,000 shares of Common Stock, par value $0.0001 per share, and 100,000,000 shares of Preferred Stock, par value $0.0001 per share. As of January 20, 2022, there were 96,829,889 shares of our Common Stock outstanding held by 179 holders of record and no shares of Preferred Stock outstanding. The number of record holders is based upon the actual number of holders registered at such date and does not include holders of shares in “street name” or persons, partnerships, associations, corporations or entities in security position listings maintained by depositories.

Description of Common Stock

Dividend Rights

Subject to preferences that may apply to any shares of our Preferred Stock outstanding at the time, the holders of our Common Stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.

Voting Rights

Holders of shares of our Common Stock shall be entitled to cast one vote for each share held on all matters submitted to a vote of our stockholders. Holders of shares of our Common Stock have no cumulative voting rights with respect to the election of directors. Our certificate of incorporation establishes a classified board of directors that is divided into three classes with staggered three-year terms. Only the directors in one class will be subject to election by a plurality of votes cast at each annual meeting of our stockholders, with the directors in the other classes continuing for the remainder of their respective three-year terms.

No Preemptive or Similar Rights

Our Common Stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

If we become subject to a liquidation, dissolution, or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our Common Stock and any participating Preferred Stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of Preferred Stock.

Certain Anti-Takeover Effects of Our Certificate of Incorporation, Bylaws and Delaware Law

Our certificate of incorporation and amended and restated bylaws contain provisions that could have the effect of delaying, deferring, or discouraging another party from acquiring control of us. These provisions and certain provisions of Delaware law, which are summarized below, could discourage takeovers, coercive or otherwise. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us.

Undesignated Preferred Stock

Our board of directors has the ability to designate and issue Preferred Stock with voting or other rights or preferences that could deter hostile takeovers or delay changes in our control or management.

Limits on Ability of Stockholders to Act by Written Consent or Call a Special Meeting

Our certificate of incorporation provides that our stockholders may not act by written consent. This limit on the ability of stockholders to act by written consent may lengthen the amount of time required to take stockholder actions. As a result, the holders of a majority of our capital stock are not able to amend the amended and restated bylaws or remove directors without holding a meeting of stockholders called in accordance with the amended and restated bylaws.

In addition, our certificate of incorporation and amended and restated bylaws provide that special meetings of the stockholders may be called only by our board of directors, the chairperson of our board of directors, our chief executive officer or our president. A stockholder may not call a special meeting, which may delay the ability of our stockholders to force consideration of a proposal or for holders controlling a majority of our capital stock to take any action, including the removal of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our amended and restated bylaws contain advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of the board of directors. These advance notice procedures may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed and may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of our company.

Board Classification

Our board of directors is divided into three classes. The directors in each class serve for a three-year term, one class being elected each year by our stockholders. This system of electing and removing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the Delaware General Corporation Law (the "DGCL") regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•prior to the date of the transaction, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•at or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, owned 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage attempts that might result in a premium over the market price for the shares of Common Stock held by stockholders.

The provisions of Delaware law and the provisions of our certificate of incorporation and amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and as a consequence, they might also inhibit temporary fluctuations in the market price of our Common Stock that often result from actual or rumored hostile takeover attempts. These provisions might also have the effect of preventing changes in our management. It is also possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Continental Stock Transfer & Trust Company, One State Street Plaza, 30th Floor, New York, NY 10004-1561.

Securities Exchange

Our Common Stock is traded on the Nasdaq Capital Market under the symbol “PHUN.”

Description of Preferred Stock

Our certificate of incorporation authorizes 100,000,000 shares of Preferred Stock, par value $0.0001 per share. The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution providing for such issue duly adopted by our board of directors. Our board of directors is further authorized, subject to limitations prescribed by law, to fix by resolution and to set forth in a certification of designation to be filed pursuant to the DGCL the powers, designations, preferences and relative participation, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, of any wholly unissued series of Preferred Stock, including, without limitation, dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including, without limitation, sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

Our board of directors has the right to establish one or more series of our Preferred Stock without stockholder approval. Unless required by law or by any stock exchange on which our Common Stock is listed, the authorized shares of our Preferred Stock will be available for issuance at the discretion of our board of directors without further action by our stockholders.

The issuance of Preferred Stock could adversely affect, among other things, the voting power of holders of our Common Stock and the likelihood that stockholders will receive dividend payments and payments upon our liquidation, dissolution or winding up. The issuance of Preferred Stock could also have the effect of delaying, deferring or preventing a change in control of us.

A prospectus supplement relating to any series of Preferred Stock being offered will include specific terms related to the offering. They will include, where applicable:

•the title and stated value of the series of Preferred Stock and the number of shares constituting that series;
•the number of shares of the series of Preferred Stock offered, the liquidation preference per share and the offering price of the shares of Preferred Stock;
•the dividend rate(s), period(s) and/or payment date(s) or the method(s) of calculation for those values relating to the shares of Preferred Stock of the series;
•the date from which dividends on shares of Preferred Stock of the series shall cumulate, if applicable;
•our right, if any, to defer payment of dividends and the maximum length of any such deferral period;
•the procedures for any auction and remarketing, if any, for shares of Preferred Stock of the series;
•the provision for redemption or repurchase, if applicable, of shares of Preferred Stock of the series;
•any listing of the series of shares of Preferred Stock on any securities exchange;

•the terms and conditions, if applicable, upon which shares of Preferred Stock of the series will be convertible into shares of Preferred Stock of another series or our Common Stock, including the conversion price, or manner of calculating the conversion price;

•whether the Preferred Stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

•voting rights, if any, of the Preferred Stock;
•restrictions on transfer, sale or other assignment, if any;
•whether interests in shares of Preferred Stock of the series will be represented by global securities;
•any other specific terms, preferences, rights, limitations or restrictions of the series of shares of Preferred Stock;
•a discussion of any material United States federal income tax consequences of owning or disposing of the shares of Preferred Stock of the series;
•the relative ranking and preferences of shares of Preferred Stock of the series as to dividend rights and rights upon liquidation, dissolution or winding up of the Company; and

•any limitations on issuance of any series of shares of Preferred Stock ranking senior to or on a parity with the series of shares of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company.

If we issue shares of Preferred Stock under this prospectus, the shares will be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

Description of Warrants

We may issue Warrants for the purchase of our Common Stock or Preferred Stock. As explained below, each Warrant will entitle its holder to purchase our Common Stock or Preferred Stock at an exercise price set forth in, or to be determined as set forth in, the related prospectus supplement. Warrants may be issued separately or together with our Common Stock or Preferred Stock. The Warrants are to be issued under warrant agreements to be entered into between us and the investors or a warrant agent.

The particular terms of each issue of Warrants and the warrant agreement relating to the Warrants will be described in the applicable prospectus supplement, including, as applicable:

•the title of the Warrants;
•the initial offering price;
•the aggregate number of warrants and the aggregate number of shares of Common Stock or Preferred Stock purchasable upon exercise of the warrants;
•if applicable, the designation and terms of the equity securities with which the Warrants are issued, and the number of warrants issued with each equity security;
•the date on which the right to exercise the Warrants will commence and the date on which the right will expire;
•if applicable, the minimum or maximum number of the Warrants that may be exercised at any one time;
•anti-dilution provisions of the Warrants, if any;
•redemption or call provisions, if any, applicable to the Warrants;
•any additional terms of the Warrants, including terms, procedures and limitations relating to the exchange and exercise of the Warrants; and
•the exercise price.

Holders of Warrants will not be entitled, solely by virtue of being holders, to vote, to receive dividends, to receive notice as stockholders with respect to any meeting or written consent of stockholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the Warrants. Until any warrants to purchase Common Stock or Preferred Stock are exercised, the holder of the warrants will not have any rights of holders of Common Stock or Preferred Stock that can be purchased upon exercise.

Description of Units

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the Units that we may offer under this prospectus.

While the terms we have summarized below will apply generally to any Units that we may offer under this prospectus, we will describe the particular terms of any Units in more detail in the applicable prospectus supplement. The terms of any Units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the Units we are offering, and any supplemental agreements, before the issuance of the related Units. The following summaries of material terms and provisions of the Units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to the particular Units. We urge you to read the applicable prospectus supplements related to the particular Units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the Units.

We may issue Units comprised of one or more shares of our Common Stock, shares of our Preferred Stock and Warrants in any combination. Each Unit will be issued so that the holder of the Unit is also the holder of each security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each included security. The unit agreement under which a Unit is issued may provide that the securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of Units, including:

•the designation and terms of the Units and of the securities comprising the Units, including whether and under what circumstances those securities may be held or transferred separately;
•any provisions of the governing unit agreement that differ from those described below; and
•any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the securities comprising the Units.

The provisions described in this section, as well as those described under “Description of Common Stock," “Description of Preferred Stock” and “Description of Warrants” will apply to each Unit and to any Common Stock, Preferred Stock, or Warrant included in each Unit, respectively.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless we state otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us under this prospectus and any related prospectus supplement for working capital and other general corporate purposes of Phunware and our subsidiaries.

More specific allocations may be included in a prospectus supplement relating to a specific offering of securities. All expenses relating to an offering of securities and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of our general funds, unless otherwise stated in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may offer and sell the securities in any one or more of the following ways:

•to or through underwriters, brokers or dealers;
•directly to one or more other purchasers;

•through a block trade in which the broker or dealer engaged to handle the block trade will attempt     to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•through agents on a best-efforts basis;

•in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on the Nasdaq Capital Market or sales made through a market maker other than on an exchange or other similar offerings through sales agents; or

•otherwise through any other method permitted by applicable law or a combination of any of the above methods of sale.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of Common Stock to an underwriter, broker or dealer, who will then resell or transfer the shares of Common Stock under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may:

•enter into transactions involving short sales of the shares of Common Stock by underwriters, brokers or dealers;
•sell shares of Common Stock short and deliver the shares to close out short positions;

•enter into option or other types of transactions that require the delivery of shares of Common Stock to an underwriter, broker or dealer, who will then resell or transfer the shares of Common Stock under this prospectus; or

•loan or pledge the shares of Common Stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. Any prospectus supplement will also set forth the terms of the offering, including:

•the purchase price of the securities and the proceeds we will receive from the sale of the securities;
•any underwriting discounts and other items constituting underwriters’ compensation;
•any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;
•any commissions allowed or paid to agents;
•any other offering expenses;
•any securities exchanges on which the securities may be listed;
•the method of distribution of the securities;
•the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and
•any other information we think is important.

The securities may be sold from time to time by us in one or more transactions:

•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices;
•at varying prices determined at the time of sale; or
•at negotiated prices.

Such sales may be effected:

•in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•in transactions in the over-the-counter market;

•in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•through the writing of options; or
•through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or re-allowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.
Any underwriters to which offered securities are sold by us for public offering and sale may engage in transactions that stabilize, maintain or otherwise affect the price of the Common Stock during and after this offering, but those underwriters will not be obligated to do so and may discontinue any market making at any time. Specifically, the underwriters may over-allot or otherwise create a short position in the securities for their own accounts by selling more securities than have been sold to them by us. The underwriters may elect to cover any such short position by purchasing securities in the open market or by exercising the over-allotment option granted to the underwriters. In addition, the underwriters may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the securities to the extent that it discourages resales of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriters and selling group members may also engage in passive market making transactions in our securities. Passive market making consists of displaying bids on the Nasdaq Capital Market limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

We are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of securities offered in this prospectus by any person. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of us.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

Any broker-dealer participating in the distribution of the shares of securities may be deemed to be an “underwriter” within the meaning of the Securities Act with respect to any securities such entity sells pursuant to this prospectus.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of any securities to be offered hereby will be passed upon for us by our counsel, Winstead PC, Austin, Texas. Any underwriters will be represented by their own legal counsel.

EXPERTS

The consolidated financial statements of Phunware, Inc. as of and for the years ended December 31, 2019 and 2020 incorporated herein by reference in this prospectus from our Annual Report on Form 10-K have been audited by Marcum LLP, an independent registered public accounting firm, and are included in reliance upon such report given on the authority of such firm as an expert in accounting and auditing. As set forth in their report thereon an explanatory paragraph describing a change in accounting principle related to the adoption of Accounting Standards Codification No. 606 on January 1, 2019.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. These other documents contain important information about us, our financial condition and our results of operations. The information incorporated by reference is considered to be a part of this prospectus. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus. We hereby incorporate by reference the following documents into this prospectus:

●	Our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 31, 2021, as amended by Form 10-K/A filed with the SEC on April 30, 2021;
●	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021 filed with the SEC on May 14, 2021, August 13, 2021 and November 12, 2021, respectively;
●	Our Current Reports on Form 8-K (and amendments thereto as applicable) as filed with the SEC on January 20, 2021, February 16, 2021, February 18, 2021, March 19, 2021, March 25, 2021, March 26, 2021, March 30, 2021, April 7, 2021, May 13, 2021, June 3, 2021, August 12, 2021, August 18, 2021, September 7, 2021, September 13, 2021, October 12, 2021, October 15, 2021, October 19. 2021, October 28, 2021, November 15, 2021, November 18, 2021 and December 7, 2021;
●	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on October 15, 2021; and
●	The description of our Common Stock contained in our Registration Statement on Form 8-A filed with the SEC on August 18, 2016 pursuant to Section 12(b) of Exchange Act, which description has been updated most recently in the Registrant’s prospectus filed with the SEC on November 14, 2018 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-4, as amended, inclusive of any amendments or reports filed for the purpose of updating such description, including Exhibit 4.15 to our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 31, 2021.

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K), after the date of this prospectus and before the termination or completion of this offering (including all such documents filed with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at http://www.sec.gov. You may also request and we will provide, free of charge, a copy of any document incorporated by reference in this prospectus (excluding exhibits to such document unless an exhibit is specifically incorporated by reference in the document) by visiting our investor relations website at http://investors.phunware.com or by writing or calling us at the following address or telephone number:

Phunware, Inc.
Attention: Investor Relations
7800 Shoal Creek Blvd., Suite 230-S
Austin, Texas 78757
investorrelations@phunware.com
(512) 394-6837

Due to the ongoing COVID-19 pandemic, our Austin, Texas headquarters are currently not staffed to regularly receive correspondence via U.S. Mail. For faster response, requests for documents incorporated by reference can be made via email to investorrelations@phunware.com.

You should rely only on the information contained in, or incorporated by reference into, this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different or additional information. We are not offering to sell or soliciting any offer to buy any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

WHERE YOU CAN FIND MORE INFORMATION

The Registration Statement that we have filed with the SEC registers the securities offered by this prospectus under the Securities Act. The registration statement, including the exhibits to it, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

The Company files reports, proxy statements and other information with the SEC as required by the Securities Exchange Act of 1934, as amended. You can read the Company’s filings with the SEC, including this prospectus, over the internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document the Company files with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

We also make available free of charge on the Investors section of our website, http://www.phunware.com, all materials that we file electronically with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Section 16 reports and amendments to those reports as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. Information contained on our website or any other website is not incorporated by reference into, and does not constitute a part of, this prospectus.

PRELIMINARY PROSPECTUS SUPPLEMENT

33,215,334 Shares of Common Stock and
Pre-Funded Warrants to
Purchase 13,451,333 Shares of Common Stock
13,451,333 Shares of Common Stock Underlying the Pre-Funded Warrants

Sole Placement Agent

Roth Capital Partners

December 7, 2023